EXHIBIT 10.1

Merion, Inc Develop Strategy Research Plan and Investment

Plan Report before moving to Nasdaq IPO

Planning and Establishing Service Agreement

Part A: MERION, INC                                Party B: Fuzhou Wingo Brand Management LTD.

(ticker symbol: EWLU)

Representative: DINGHUA WAN               Representative: Feng Ye

Address: 9550 Flair Dr #302. El Monte, CA91731.USA             Address: Xiashi Buidling No. 49 Wuyi Zhonglu, Gulou Qu, Fuzhou, China

Zip code: 91731                                       Zip code: 3500001

Tel: 001-626-329-1693                         Tel: 01186-189-5910-0007

Parties hereto, in accordance to <CONTRACT LAW CIVIAL LAW OF PEOPLE'S REPUBLIC OF CHINA >and <CIVIAL LAW OF PEOPLE'S REPUBLIC OF CHINA>, conclude and enter into this contract on the service of planning and establishing the report of developing strategy research plan and investment plan before moving to Nasdaq IPO for Merion, Inc on the basis of equality and mutual benefit agreed upon as following:

1. Service scope and deadline

(1) Party B shall prepare and establish the report of developing strategy research plan and investment plan before moving to Nasdaq IPO for Merion, Inc, and introduce the related investors(hereinafter referred to as “PROJECT”, see attachment for details)

(2) The term of this contract is three months, started from Part B receives the initial payment from Party A after signing of this contract.

(3) To ensure the overall planning and quality, if there are any troubles or other difficulties during the preparation process of Party B, the term of the contract can be extended but no later than four months based on the actual need of Party A upon mutual agreement of both parties.

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2. Rights and Responsibilities of Parties

1. Party A right: Party A has the right to make the suggestions and supplements on the plan of Party B to more satisfy the actual need of the business of Party A. Party A shall have the exclusive ownership, use right and modification right of the work of Part B after making the full payment.

2. Party A responsibilities: Party A is responsible for the legitimacy of the PROJECT and the business operations of Party A, and shall provide the relevant document copies for the PROJECT of the contract and prepare the original material for verification of the authenticity of the copies for Party B. Part A shall also provide the business information and completed information of the PROJECT of Part A, confirm the scope of the PROJECT and the report purpose. And timely make the payment of relevant costs.

3. Party B right: Party B has the copyright of the PROJECT (but Party A can use it according to the above two articles) and publish the news of the Project on the media approved by Party A. Party B shall not disclose or provide any contents of the Project to third party, particularly the information concerning Party A’s business. Party B also has the right to request the payment from Party A according to the contract and Party A cannot use the finished PROJECT before Party A make the full payment.

4. Party B responsibilities: To ensure the legitimacy of the Project and the Project shall satisfy the scope and content as Party A's requirement. Party B shall work and perform the duty conscientiously, maintain the legal rights of Party A and keep all the information provided by Party A confidential, complete the Project according to the need of the market develop of Party A, and the Project shall be finished and delivered within the time stipulated in the contract.

3. Intellectual Property Agreement

The copyright of the PROJECT belongs to Party B before Party A make the full payment. Party A shall have no intellectual property rights of the PROJECT. Party A shall own the exclusive ownership, the right to use and modify upon the full payment by Party A. Without the permission of Party A, Party B shall not provide any third party with all or part of the work of the PROJECT, except the public information requested by government, lawyers and auditors.

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4. PROJECT and Payment

PROJECT: the report of developing strategy research plan and investment plan before moving to Nasdaq IPO for Merion, Inc

Payment: RMB 50,000+ 500,000 shares of Merion common stock. The payment conditions of 500,000 shares are listed in Article 5 as below.

5. Payment Method:

(1) After signing the contract, Party A shall pay the initial payment of RMB 50,000 for starting the payment.

(2) After Party B finish and deliver the electronic version of the Project to Party A, Party A shall transfer 200,000 shares of Merion, Inc common stock to Party B within 20 business days.(Note: The shares have not been registered and issued under SEC's exemption. The stock certificate will include a restricted label of the relevant exemption. Party A shall report and disclose this contract and the shares to be issued under United States Securities Act).

(3) After Party B finish the PROJECT, either Party A or Party B successfully finance the initial investment of USD 3 million (or above) in the contract, and the funds of investment has transferred to the account of Party A for 20 business days, Party A shall transfer another 300 thousand shares of Merion, Inc. common stock to Party B. Since Party B has no US broker's license, Party B promises that all the investors introduced or arranged by Party B shall be outside of United States, and Party B shall not contact any investors in the United States about the investment project in compliance with the United States Securities Act.

(4) Party B banking account

Account Name:

Account No:

Bank Address:

Routing Number:

Bank contact number:

Bank Name: Industrial and Commercial Bank of China Fujian Fuzhou Wuyi Branch

Cell Phone of Feng Ye:

6. Breach of Contract and Termination

(1) If Party A terminate the contract before the completion of the Project without any proper reasons, the initial payment shall not be returned. If Party A terminate the contract after the completion of the Project without any proper reasons, Party A shall make a 50% payment of the unpaid balance according to the contract. Party B shall return all the payment from Party A if Party B terminate the contract without any proper reasons.

(2) Any amendment to this contract shall become effective only by a written agreement by both Parties. Neither Party A or Party B has the right to disclose any relevant information and contents of the contract to any third party or the information provided by both Parties without either Party's permission.

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(3) The Parties agree to use their best efforts to settle any dispute arising from the interpretation or performance in connection with performance with this contract through negotiations. In case no settlement can be reached, either Party may submit such matter to China International Economic and Trade Arbitration Commission (CIETAC). The proceedings shall be conducted in Chinese and be conducted in Beijing, China. The Parties agree to appoint one arbitrator designated by CIETAC as the sole arbitrator to make the arbitral award. The arbitration award shall be final and binding upon the Parties. This contract is executed in two original copies. Each Party shall receive one original copy, all of which shall be equally valid and enforceable.

7. Notice Method

MERION., INC

9550 Flair Dr #302.

El Monte,CA91731. USA

Tel: 001-626-448-3737

Fax: 001-626-448-2163

E-mail:

Party A: Merion, Inc.

Representative: /s/ Dinghua Wang

DINGHUA WANG

Company Seal (seal)

Date: Nov 9, 2017

Fuzhou Wingo Brand Management Ltd.

Xianshi Building, No.49, Wuyi Zhonglu,

Gulou Qu, Fuzhou, China.

Tel: 01186－591－87501169

Fax: 01186－591－87501169

Email:

Party B: Fuzhou Wingo Brand Management Ltd.

Representative: /s/ Feng Ye

FENG YE

Company Seal (seal)

Date: Nov 9, 2017

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